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                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                       ___________________


                            Form 8-K

                         Current Report

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                  Date of Report:  November 25, 1996


            CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
         (Exact name of registrant as specified in charter)



        New York              1-1217              13-5009340
       (State of            (Commission        (I.R.S. Employer
     incorporation)         File Number)      Identification No.)



               4 Irving Place, New York, NY  10003
            (Address of principal executive offices)


        Registrant's telephone number:  (212) 460-4600
















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                INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

     On November 25, 1996, the Supreme Court of the State of New York, Albany County, rejected the challenge by the Energy Association of New York State, on behalf of Con Edison and the other New York State investor-owned electric utilities, to (i) the order of the New York State Public Service Commission issued May 20, 1996 in its "Competitive Opportunities" proceeding (the "Order") and (ii) among other things, the authority of the Commission to deny recovery of prudent investment, order divestiture or order retail access.

     For additional information about the Order, the plan proposed by the Company on October 1, 1996 in response to the Order and the PSC order issued on October 9, 1996 regarding the Competitive Opportunities proceeding, see the Company's Current Report on Form 8-K, dated October 1, 1996, and Management's Discussion and Analysis appearing in Part I, Item 2 of the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1996 and September 30, 1996 under the heading "Liquidity and Capital Resources - Competition - New York State Initiative."

     On December 12, 1996, the Company entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated for the sale of $150 million aggregate principal amount of the Company's Floating Rate Debentures, Series 1996 B (the "Debentures"). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 33-64657, declared effective December 8, 1995), for $540 million of unsecured debt securities of the Company, of which $315 million have been sold in a previous offering of debt securities.

      Copies of the underwriting agreement and the definitive form of the Debentures are filed as exhibits to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (b)  Exhibits

     1   Underwriting Agreement relating to the Debentures.

     4   Form of Debenture.

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                           SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CONSOLIDATED EDISON COMPANY
                                  OF NEW YORK, INC.



                                By: JOHN F. CIOFFI
                                    JOHN F. CIOFFI
                                    Vice President and Treasurer



DATE:  December 12, 1996
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                        Index to Exhibits

                                                  Sequential Page
                                                  Number at which
Exhibit               Description                  Exhibit Begins


   1          Underwriting Agreement relating
              to Debentures


   4          Form of Debenture.